FAX/MAIL TO:                        FAX/MAIL COPY TO:
FDN, INC.                           JAMES R. LEONE, P.A.
Fax (407) 702-2001                  Fax (904) 478-1744
2290 Lee Road                       P.O. Box 755
Winter Park, FL 32769               New Smyrna Beach, FL 32170-0755

MARK ONE (and have this back at FDN by OCTOBER 16, 2000):

1. _______ I completely accept the Stock Cancellation Notice, and I release all claims to and will return at once the FDN, Inc. stock certificates which is subject to that Notice (all my stock, unless otherwise indicated). DO NOT SUE ME! Mark here if true: ______ I need a Lost Certificate Affidavit.

2. _______ I partially accept said Notice, except as to ______________ ____________ (______) shares which I have the right to keep for the reasons stated below.

3. _______ I do not know if I have the right to keep my shares, as stated below.

4. _______ I completely reject said Notice for the reasons stated below.

                 REASONS I MAY HAVE THE RIGHT TO KEEP MY STOCK:

Mark here: _______ if you use the back of this sheet or enclose additional sheets, or a letter. Please be specific and give all relevant details including dates, total amounts paid and price per share, numbers of shares, and the bank name and check numbers or describe the goods or services given to the issuer or other seller, giving the names of the recipient and of the seller.

Sign _________________________              October ____, 2000
Name ________________________               Phone (____)____________
Title (if any) ___________________          Fax (____)______________
Co. (if any) ____________________           Other (____)_____________
Address _______________________             E-mail _________________

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